SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SYBRON DENTAL SPECIALTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYBRON DENTAL SPECIALTIES, INC.

1717 West Collins Avenue

Orange, California 92867

(714) 516-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 8, 2005

Notice is hereby given that the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., Pacific Standard Time, on Tuesday, February 8, 2005 at the Hyatt Grand Champion Resort & Spa at 44-600 Indian Wells Lane, Indian Wells, California 92210, for the following purposes:

1. To elect two directors to serve as Class II Directors until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve the Company’s 2005 Outside Directors’ Stock Option Plan, a copy of which is attached as Exhibit A to the accompanying Proxy Statement;

3. To consider and vote upon a proposal to approve the Company’s 2005 Long-Term Incentive Plan, a copy of which is attached as Exhibit B to the accompanying Proxy Statement; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 17, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, your vote should be submitted as soon as possible, as it will assist the Company in reducing the expense of additional proxy solicitation. You may vote on the Internet (by accessing http://www.eproxyvote.com/syd), by telephone (by dialing 1-877-779-8683 on a touch-tone telephone), or by completing and mailing the enclosed proxy card in the accompanying postage paid envelope. Voting over the Internet, by phone or by written proxy will ensure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

STEPHEN J. TOMASSI

Secretary

Orange, California

December 30, 2004

SYBRON DENTAL SPECIALTIES, INC.

1717 West Collins Avenue

Orange, California 92867

(714) 516-7400

PROXY STATEMENT

December 30, 2004

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 8, 2005

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Sybron Dental Specialties, Inc., a Delaware corporation (the “Company” or “SDS”), to the stockholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m., Pacific Standard Time, on Tuesday, February 8, 2005 at the Hyatt Grand Champion Resort & Spa at 44-600 Indian Wells Lane, Indian Wells, California 92210, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to stockholders on or about December 30, 2004.

Stockholders of record will have the option to vote by written proxy or electronically via either the Internet or a touch-tone telephone. Proxy voting through electronic means is valid under Delaware law, and the Company is offering electronic services both as a convenience to its stockholders and as a step towards reducing costs. Stockholders not wishing to utilize electronic voting methods may continue to cast votes by returning their signed and dated proxy card.

Stockholders whose shares are registered directly with EquiServe Trust Company, N.A. (“EquiServe”), the Company’s transfer agent, may vote electronically either via the Internet or by calling EquiServe. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper voting form in the postage paid envelope provided.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise: by executing and delivering a later dated proxy via the Internet, via telephone or by mail; by delivering written notice of the revocation of the proxy to the Company’s Corporate Secretary prior to the Annual Meeting; or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by a proxy, whether the proxy is submitted via the Internet, via telephone or by mail, will be voted in accordance with the stockholder’s directions, if the proxy is duly submitted prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board of Directors, FOR approval of the Company’s 2005 Outside Directors’ Stock Option Plan, FOR approval of the Company’s 2005 Long Term-Incentive Plan, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting or any adjournment thereof.

If you are a participant in the Company’s 401(k) plan you will receive a proxy that will serve as voting instructions for your shares of Company common stock held in your plan account. The trustee for the 401(k) plan will vote your shares as you direct. If a proxy is not returned for shares held in the 401(k) plan, the trustee will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted.

If you are a participant in the Company’s employee stock purchase plan your proxy will serve as voting instructions for your shares held in the plan. The administrator for the employee stock purchase plan will vote your shares as you direct. If voting directions are not received for shares held in the employee stock purchase plan, the administrator will not vote those shares.

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, in person, or by telephone, telegraph, e-mail or facsimile transmission. The Company will also request brokerage firms, nominees, banks, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained The Altman Group to aid in the solicitation of proxies, including the soliciting of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee not anticipated to exceed $4,000 plus expenses. Your cooperation in promptly voting by proxy via the medium of your choice will help to avoid additional expense.

On December 17, 2004, the Company had outstanding 39,762,756 shares of common stock (and associated preferred stock purchase rights), and there were no outstanding shares of any other class of stock. Only stockholders of record at the close of business on December 17, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by stockholders at the Annual Meeting.

A majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on those matters as to which authority to vote is withheld from the broker (“broker non-votes”), absent voting instructions from the beneficial owner, under the rules of the New York Stock Exchange (the “NYSE”), will be treated as shares present for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all votes and ballots. The voting requirements and procedures described below are based upon provisions of the Delaware General Corporation Law, the Company’s charter documents, and any other requirements applicable to the matters to be voted upon.

Directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at a stockholders meeting, at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting will be required for approval of the Company’s 2005 Outside Directors’ Stock Option Plan and the Company’s 2005 Long-Term Incentive Plan, provided that the total vote cast on each proposal represents over 50% in interest of all shares entitled to vote on each proposal. Abstentions will have the same effect as a vote against these proposals; broker non-votes will have no effect on the outcome of the voting on these proposals so long as enough votes are cast to satisfy the 50% requirement.

Under the NYSE rules, if you hold shares through a broker your broker may not vote your shares on Proposals 2 or 3 relating to the Company’s 2005 Outside Directors’ Stock Option Plan and the Company’s 2005 Long-Term Incentive Plan, respectively, unless you instruct your broker how to vote. Without your voting instructions on these items, a broker non-vote will occur on those items if your broker votes your shares on the election of directors, as permitted by the NYSE rules.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the outstanding shares of common stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock, by nominees for director and directors of the Company, by the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. The number of shares set forth for nominees for director, directors, and executive officers are reported as of December 17, 2004. Amounts for 5% stockholders are as of the date such stockholders reported such holdings in filings under the Securities Exchange Act of 1934 (the “Exchange Act”) unless more recent information was provided.

	Common Stock
Name and Address of Owner(a)	Number of Shares Owned	Percent of Class
Ariel Capital Management, Inc.(b)
200 East Randolph Drive, Suite 2900
Chicago, Illinois 60601	5,645,782	14.2%
Barclays Private Bank Ltd.(c)
59/60 Grosvenor Street
London, WIX 9DA England	2,560,406	7.0%
Gabelli Asset Management Company(d)
One Corporate Center
Rye, New York 10580	2,091,877	5.3%
Fiduciary Management Inc.(e)
225 East Mason Street
Milwaukee, WI 53202	2,023,802	5.1%
Kenneth F. Yontz(f)(h)	106,757	*
Floyd W. Pickrell, Jr.(g)	1,246,831	3.1%
Dennis Brown(h)	41,293	*
William E. B. Siart(h)	42,000	*
James R. Parks(h)	33,000	*
Donald N. Ecker(h)(i)	22,000	*
Robert W. Klemme(h)(j)	11,000	*
Stephen J. Tomassi(k)	404,615	1.0%
Gregory D. Waller(l)	71,722	*
Daniel E. Even(m)	305,953	*
Steven J. Semmelmayer(n)	325,448	*
All directors and executive officers as a group (14 persons)(o)	3,033,830	7.1%

*	Represents less than 1% of the class.

(a)	Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or its name.

(b)	Based on a filing on Form 13G/A by Ariel Capital Management, Inc., dated February 13, 2004. Ariel reported that it had sole voting power with respect to 4,813,632 shares and sole investment power with respect to 5,643,527 shares of the common stock reported.

(c)	Based on a filing on Form 13G by Barclays Private Bank Ltd., dated February 17, 2004. Barclays reported that it had sole voting power and sole investment power with respect to 2,560,406 shares of the common stock reported.

(d)	Based on a filing on Form 13D/A by Gabelli Asset Management Company on behalf of itself and Gabelli Funds, LLC, dated November 24, 2004. Gabelli reported that it had sole voting power with respect to 1,934,177 shares and sole investment power with respect to all of the shares of the common stock reported.

(e)	Based on information supplied by Fiduciary Management Inc., as of December 6, 2004. Fiduciary Management reported that it had sole voting power with respect to 1,730,877 shares and sole investment power with respect to 2,023,802 shares of the common stock reported.

(f)	Mr. Yontz has shared voting power and shared investment power with respect to 16,583 of the shares of common stock reported.

(g)	Mr. Pickrell has shared voting power and shared investment power with respect to 21,350 of the shares of common stock reported. Includes 1,116,777 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Pickrell.

(h)	Includes, for each of Messrs. Yontz, Brown and Siart, 40,000 shares of common stock issuable upon the exercise of outstanding director stock options held by them. Includes 30,000 shares for Mr. Parks, 20,000 shares for Mr. Ecker and 10,000 shares for Mr. Klemme of common stock issuable upon the exercise of outstanding director stock options.

(i)	Mr. Ecker has shared voting power and shared investment power with respect to 2,000 of the shares of common stock reported.

(j)	Mr. Klemme has shared voting power and shared investment power with respect to 1,000 of the shares of common stock reported.

(k)	Includes 321,148 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Tomassi.

(l)	Mr. Waller has shared voting power and shared investment power with respect to 14,979 of the shares of common stock reported. Includes 55,832 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Waller.

(m)	Includes 292,447 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Even.

(n)	Mr. Semmelmayer has shared voting power and shared investment power with respect to 2,266 of the shares of common stock reported. Includes 320,175 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Semmelmayer.

(o)	Includes (i) 2,676,561 shares of common stock issuable upon the exercise of outstanding stock options held by all directors and executive officers as a group and (ii) 74,241 shares as to which there is shared voting power and shared investment power.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement; accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of December 17, 2004. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

ELECTION OF DIRECTORS

Action will be taken at the Annual Meeting for the election of two directors to serve as Class II Directors until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes (Class I, Class II and Class III), as nearly equal in number as possible, serving staggered, three-year terms.

The nominees for election as Class II Directors are Kenneth F. Yontz and Dennis Brown. The election shall be determined by a plurality of the votes duly cast. It is intended that the persons appointed as proxies in the proxy card will vote FOR the election of the nominees listed below, unless instructions to the contrary are given to them. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the Board of Directors to substitute some other person or persons for any of the nominees, it is intended that the proxies will vote FOR the substitute nominees.

Effective December 31, 2004, William E.B. Siart is resigning from the Board of Directors. Mr. Siart’s decision to resign from the Board is related to the offer he recently accepted to join the Board of Governors of the California Community Foundation, a non-profit organization that supports other nonprofit organizations and public institutions with funds for health and human services, affordable housing, early childhood education, community arts and culture, and other areas of need. Mr. Siart stated that, due to the sizeable time commitment associated with being a member of the Foundation’s Board of Governors, he needed to discontinue his involvement on several boards, including the Company’s Board of Directors, as he will no longer be able to devote the time necessary to properly serve as a board member.

The Board of Directors has initiated a search for his replacement. Until the Board of Directors elects a replacement, the size of the Board will be reduced from seven directors to six directors, with each of the three classes of directors consisting of two directors. The change in the size of the Board of Directors will be effective at the time of Mr. Siart’s resignation. It is the Board’s current intention to leave Mr. Siart’s positions as a member of the Company’s Compensation Committee and Corporate Governance/Nominating Committee vacant until his replacement has been elected. The Board may, however, if it deems it necessary, appoint another one of its members to serve as a temporary member of the Committees on which Mr. Siart served or as a temporary Chairman of the Compensation Committee, a position held by Mr. Siart.

The following table sets forth the principal occupations (for at least the last five years) and directorships of the two nominees in Class II and of the four directors whose terms of office will continue after the Annual Meeting.

Name(a)	Principal Occupation and Business Experience	Age	Director of Company Since
Nominees for elections as Class II Directors, whose terms will expire in 2008:

Kenneth F. Yontz	Chairman of the Board of the Company since October 2000; President and Chief Executive Officer of Sybron International Corporation from October 1987 until December 2000. Director of Rockwell Automation, Inc. and AMN Healthcare Services, Inc.	60	2000

Dennis Brown	Reappointed as Chief Financial Officer and Treasurer of Apogent Technologies Inc. in 2003; Financial Consultant to Apogent Technologies Inc. from 2000 to 2003; Chief Financial Officer, Vice President – Finance and Treasurer of Apogent Technologies Inc. from 1993 to 2000. Director of Merge Technologies Incorporated.	57	2000

Name(a)	Principal Occupation and Business Experience	Age	Director of Company Since

Class I Directors, whose terms will expire in 2007:

Floyd W. Pickrell, Jr.	President and Chief Executive Officer of Sybron Dental Specialties, Inc. and its predecessor since August 1993; served as Chairman of the Board of our subsidiary Kerr Corporation from August 1993 to December 2000, and Chairman of the Board of our subsidiary Ormco from February 1993 to December 2000; served as President of Kerr from August 1993 until November 1998; joined Ormco in 1978 and served as Ormco’s President from March 1983 until November 1998; previously served as Ormco’s Vice President of Marketing and as its National Sales Manager.	59	2000

James R. Parks	Managing Partner of the accounting firm of Parks Palmer Turner and Yemenidjian, LLP, and executive director of CBIZ Southern California, Inc., a subsidiary of Century Business Services, which is in the business of providing business consulting, accounting, merger and acquisition, business valuation, financial crisis management, and tax services, since 1999; Chairman of the Board and Chief Executive Officer of Laser Pacific Media Corporation, a public media post production company, from 1994 to 2003; Chairman of the Board of Realty Center Management Corporation, a privately held real estate management and investment company with operations in five states; and a shareholder in Mayer, Hoffman and McCann, a certified public accounting firm focused on providing services for mid-market businesses, not-for-profit organizations, and governmental entities.	54	2000

Class III Directors, whose terms will expire in 2006:

Donald N. Ecker	Founder and Managing Director of CEO Strategic Solutions, LLC, a boutique investment firm specializing in mergers/acquisitions and related financial advisory services since January 1999; retired as Senior Partner with Ernst & Young LLP in December 1998; previously Co-Director for the Center for Strategic Transactions and Director of Entrepreneurial Services for Southern California. Director of North American Scientific, Inc. and Capo Industries Inc.	58	2000

Name(a)	Principal Occupation and Business Experience	Age	Director of Company Since
Robert W. Klemme	Chairman and Chief Executive Officer of Plexicor, Inc., a company that provides physical security services to the commercial marketplace, since 2002; Founder and Managing Director of R K Capital, LLC, a private investment company, since 2000; Managing Director of CEO Strategic Solutions, LLC, an investment bank specializing in restructuring and spin-off transactions, from 1999 to 2000; President of Entrepreneurial Capital Corporation from 1986 until 1999; previously Senior Vice President and Regional Manager of Wells Fargo Bank - San Diego and Wells Fargo Bank - Los Angeles. Director of eBuilt, Inc.	59	2000

(a)	See “Committees and Meetings of the Board of Directors” for memberships on Board committees.

(b)	On December 11, 2000, the Company was spun off from Sybron International Corporation, which changed its name to Apogent Technologies Inc. (“Apogent”), by way of a pro-rata distribution to Apogent shareholders of all the outstanding common stock and related preferred stock purchase rights of the Company. This transaction is referred to in this Proxy Statement as the “Spin-Off.” Prior to the Spin-Off on December 11, 2000, when the Company became a separate publicly held company, the Company and its subsidiaries were subsidiaries of Apogent and Messrs. Pickrell, Yontz and Brown were executive officers of Apogent.

Director Independence

At least a majority of the members of the Board of Directors must qualify as independent directors under the listing standards of the NYSE. Each year, the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no material relationship with the Company, and who do not have any of the categorical relationships that prevent independence under the NYSE listing standards, are considered to be independent directors.

In accordance with applicable NYSE rules, the Board has determined that the following directors have no material relationships with the Company and qualify as independent directors: Messrs. Brown, Ecker, Klemme, Parks, Siart, and Yontz, who are more than a majority of the Board members. The Board concluded that none of these directors possessed the categorical relationships set forth in the NYSE listing standards that prevent independence and had no other business or other relationships with the Company relevant to a determination of their independence.

Members of the Company’s Audit Committee, Compensation Committee, and Corporate Governance/Nominating Committee comprise only directors who have been determined to be independent, as defined under the NYSE listing standards applicable to the respective committees.

Stockholder Communications with Board

Stockholders wishing to communicate with the Board of Directors or with a Board member may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Attn: Corporate Secretary, Sybron Dental Specialties, Inc., 1717 W. Collins Ave., Orange, CA 92867. Communications directed to the Board or a particular Board member will be sent directly to the intended recipient. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website at www.sybrondental.com for any changes to this process.

Committees and Meetings of the Board of Directors

The Company has three standing committees of the Board of Directors, the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee, whose present members are as identified below.

The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act. Messrs. Ecker (Chairman), Brown, and Parks currently serve as members of the Audit Committee. This committee met nine times during the fiscal year ended September 30, 2004. The Audit Committee is responsible for: assisting the Board in fulfilling its responsibilities relating to the oversight of (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; preparing the Audit Committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and providing such other assistance that the Board, from time to time, requests.

Messrs. Siart (Chairman), Klemme, and Yontz served as members of the Compensation Committee during the fiscal year ended September 30, 2004. This committee met two times during the fiscal year ended September 30, 2004. The Compensation Committee is responsible for: establishing, and periodically reviewing and approving, the Company’s compensation goals and objectives for the Company’s Chief Executive Officer and its other executive officers; periodically evaluating and approving the incentive compensation plans for and compensation of (and their performance relative to their compensation) the Company’s Chief Executive Officer and its other executive officers and assure that they are compensated in a manner consistent with the stated compensation strategy of the Company; producing an annual report on executive compensation for inclusion in the Company’s proxy statement; making recommendations to the Board with respect to the Company’s equity based compensation plans; making recommendations regarding the compensation of the directors, including their compensation for services on Board committees; and providing such other assistance that the Board, from time to time, requests.

Messrs. Klemme (Chairman), Siart, and Yontz served as members of the Corporate Governance/Nominating Committee during the fiscal year ended September 30, 2004. This committee met two times during the fiscal year ended September 30, 2004. The Corporate Governance/Nominating Committee is responsible for: identifying, when necessary, individuals who have the qualities, as established by the Board, that the members of the Board are required to possess; recommending to the Board the director nominees to be elected at each annual meeting of the Company’s stockholders or any nominee proposed to be elected by the Board at any other times due to Board expansions, director resignations or retirements, or otherwise, including a recommendation as to the class of directors to which the nominee should be added; ensuring the Audit, Compensation and Corporate Governance/Nominating Committees of the Board have the benefit of qualified and experienced “independent” directors; developing and recommending to the Board a set of effective corporate governance policies and procedures for the Company; overseeing any self-evaluation conducted by the Board or management of their performance; and providing such other assistance that the Board, from time to time, requests.

The Board of Directors met ten times during the fiscal year ended September 30, 2004. During fiscal 2004, each director, during the period in which he served as a director and on a committee of the board, attended 75 percent or more of the total number of meetings held by the Board of Directors and all committees on which he served. The Company’s Corporate Governance Policy requires each director to make a diligent effort to attend all Board and Committee meetings, as well as each Annual Meeting of Stockholders. Other than the Company’s 2004 Annual Meeting of Stockholders, which Messrs. Ecker, Brown and Parks did not attend, all of the directors have been present at each of the Company’s Annual Meetings of Stockholders.

In accordance with the rules of the NYSE, non-management directors meet, without management, in regularly scheduled executive sessions. Mr. Yontz, Chairman of the Board, has been the presiding director at each executive session of the Board. At least once annually, those directors who are “independent” in accordance with the criteria described above meet without the other directors, and the position of presiding director at each of these meetings of independent directors is rotated among the independent directors.

Process for Identifying and Evaluating Nominees for Director

The Board has delegated to the Corporate Governance/Nominating Committee (the “Corporate Governance Committee”) the task of evaluating the qualifications and performance of each incumbent director prior to the Annual Meeting of Stockholders at which the director’s term will expire. In performing its task, the Corporate Governance Committee will, as to each such incumbent director that expresses a desire to continue their service, consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Corporate Governance Committee; review any previous assessments of the performance of the director; and determine whether there exist any special, countervailing considerations against re-nomination of the director.

If the Corporate Governance Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Corporate Governance Committee’s view the incumbent should not be re-nominated, the Corporate Governance Committee will, absent special circumstances, propose the incumbent director for re-election.

In the event there is no qualified and available incumbent, and for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board, the Corporate Governance Committee will identify and evaluate new candidates for election to the Board.

The Corporate Governance Committee will solicit recommendations for nominees from persons that the Corporate Governance Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Corporate Governance Committee, and management of the Company. The Corporate Governance Committee may also decide to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Corporate Governance Committee shall set its fees and scope of engagement. As to each recommended candidate that the Corporate Governance Committee believes merits consideration, the Corporate Governance Committee will: cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC, and any relationship between the candidate and the person or persons recommending the candidate; determine if the candidate satisfies the minimum qualifications required by the Corporate Governance Committee of candidates for election as director; determine if the candidate possesses any of the specific qualities or skills that under the Corporate Governance Committee’s policies must be possessed by one or more members of the Board; and consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

In its discretion, the Corporate Governance Committee may designate one or more of its members (or the entire Corporate Governance Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Corporate Governance Committee will select a candidate who, in the view of the Corporate Governance Committee, is most suited for membership on the Board.

The minimum qualifications and attributes that the Corporate Governance Committee believes must be possessed by any candidate for nomination to the Board of Directors include:

•	a willingness to ask hard questions;

•	the ability to work well with others;

•	the freedom from any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	the willingness and ability to (i) devote sufficient time to the affairs of the Company and (ii) be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and

•	the capacity and desire to represent the interests of the stockholders as a whole and not primarily a special interest group or constituency.

To date, the Company has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Stockholder Nominations and Recommendations of Director Candidates

The Bylaws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors. Although the Company has never received a nomination or recommendation for a director candidate from any of its stockholders, the Corporate Governance/Nominating Committee will consider director candidate recommendations received from a stockholder. Stockholders who desire to nominate a person or persons for election to the Board of Directors must comply with the notice requirements described in the following two paragraphs. Stockholders desiring to submit a recommendation for a director candidate for the Board of Directors may submit the recommendation to the Board using the procedure described above under “Stockholder Communications with Board.” The Corporate Governance/Nominating Committee intends to evaluate candidates recommended by stockholders in the same manner that it evaluates other candidates.

A stockholder desiring to nominate a person or persons for election to the Board of Directors must send a written notice to the Secretary of the Company, using the address for the Company described above under “Stockholder Communications with Board.” The notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the nomination is made. The Bylaws require similar notice with respect to stockholder proposals for other actions to be taken at a meeting of stockholders. See “Stockholder Proposals” below.

To be timely, such notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (any time from November 10, 2005 to and including December 10, 2005, with respect to the 2006 annual meeting) or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made.

Directors’ Compensation

Directors of the Company are entitled to reimbursement for the reasonable out-of-pocket expenses they incur in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, during fiscal 2004, each director of the Company who is not also an employee of the Company, which includes all of the current directors except Mr. Pickrell, received an annual retainer of $20,000 (except the Chairman of the Audit Committee who received an annual retainer of $30,000 and the other Audit Committee members who received an annual retainer of $25,000) and a fee of $1,500 for each meeting of the Board of Directors at which such director was present ($500 for each telephonic meeting). Each such director who is a member of a committee of the Board of Directors also received a fee of $1,000 for each committee meeting attended ($500 for each telephonic meeting). In addition, each director who is not a full-time employee of the Company is automatically granted an option each year to purchase 10,000 shares of the Company’s common stock pursuant to the terms of the Company’s Outside Directors’ Stock Option Plan, at an exercise price equal to the fair market value of the common stock on the date of grant.

CORPORATE GOVERNANCE

The framework for the Company’s corporate governance is provided by: (a) the Company’s Certificate of Incorporation and its Bylaws, (b) the charters of the Board committees, (c) the Company’s Corporate Governance Policy, and (d) the Company’s Code of Conduct. In addition, the Company is governed by all applicable laws, rules, and regulations, including the rules of the SEC and of the NYSE, the exchange on which the common stock of the Company is listed.

Each of the charters of our Audit Committee, Compensation Committee, and Corporate Governance/Nominating Committee is available on our website at www.sybrondental.com, and is also available in print to any stockholder upon request.

The Company’s Corporate Governance Policy addresses topics such as (a) the composition of the Board, (b) director qualifications, (c) the determination of director independence, (d) selection of directors, (e) board compensation and performance, (f) directors’ responsibilities, (g) management’s responsibilities, (h) the Board’s relationship to management, (i) meeting procedures, (j) committee structure and function, (k) director orientation and continuing education, and (l) Board and committee evaluations. A copy of our Corporate Governance Policy is available on our website at www.sybrondental.com, and is also available in print to any stockholder upon request.

Our Code of Conduct (our “Code”) summarizes the compliance and ethical standards and expectations we have for all of our employees, officers, and directors with respect to their conduct in furtherance of Company business. It also contains the Company’s financial code of ethics relevant to accounting and financial reporting applicable to our Chief Executive Officer, senior financial officers (including the Chief Financial Officer and principal accounting officer or Corporate Controller), General Counsel, Director of Taxes, the presidents of our subsidiaries Kerr Corporation, Ormco Corporation and Metrex Research Corporation, and the principal financial and accounting officers of those subsidiaries. The Code contains procedures for reporting suspected violations of the Code, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls, or auditing matters. The Company has established a procedure through which reports can be made anonymously and in confidence. A copy of our Code is available on our website at www.sybrondental.com, and is also available in print to any stockholder upon request. If we make any substantive amendment to the Code, we will disclose the nature of such amendment on our website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer, director, principal accounting officer, or controller, we will disclose the nature of such waiver on our website at www.sybrondental.com, in a press release, or on a current report on Form 8-K.

STOCKHOLDER RETURN COMPARISON

The graph below sets forth the cumulative total stockholder return on the Company’s common stock during the period from November 28, 2000 (the day the Company’s common stock began trading on the NYSE on a “when issued” basis prior to the Spin-Off) through fiscal year end, September 30, 2004, as compared to the returns, during a like period, of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Health Care Composite Index. The graph assumes that $100 was invested on November 28, 2000 in the Company’s common stock and in each of the two Standard & Poor’s indices and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on its common stock.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors (named below) and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as defined in the corporate governance listing standards of the NYSE relating to audit committees. In addition, the Board of Directors has further determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr. Ecker qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

Independent Auditors’ Fees

The firm of KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2004.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2003 and September 30, 2004, and fees billed for other services rendered by KPMG LLP during those periods. It is the Audit Committee’s goal that the fees which the Company pays KPMG LLP for non-audit and non-audit related services should not exceed the audit and audit related fees paid to KPMG LLP, which was true in fiscal 2003 and fiscal 2004.

	2003	2004
Audit Fees: (1)	$769,000	$938,000
Audit-Related Fees: (2)	203,000	208,000
Tax Fees: (3)	702,000	639,000
All Other Fees: (4)	20,000	0

Total	$1,694,000	$1,785,000

(1)	Audit Fees: Fees for professional services performed by KPMG for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees: Fees for assurance and related services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes audits of employee benefit and compensation plans, due diligence relating to mergers and acquisitions, attestations by KPMG that are not required by statute or regulations; and consulting on financial accounting/reporting standards.

(3)	Tax Fees: Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes review of original and amended returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “Audit-Related” items.

(4)	All Other Fees: Fees for other permissible work performed by KPMG that does not meet the above category descriptions. The $20,000 incurred in 2003 was comprised of international work related to contract reviews and pension consulting.

The Audit Committee has concluded that the services provided by KPMG LLP to the Company that were not related to its audit of the Company’ financial statements were at all times compatible with maintaining that firm’s independence.

Pre-Approval Policy

The Audit Committee pre-approves all audit services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent registered public accounting firm, subject to the “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. Non-audit services are reviewed and pre-approved by project at the beginning of each fiscal year. Descriptions of each project are provided to the Audit Committee. Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent registered public accounting firm to perform any services. The Audit Committee is routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the pre-approved projects. All of the fees paid to the independent registered public accounting firm in fiscal 2003 and fiscal 2004 were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The management of the Company is responsible for the Company’s system of internal controls, the audit process and the process for monitoring compliance with the laws and regulations to which the Company is subject. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). The Audit Committee oversees and monitors this process.

In connection with its function of overseeing and monitoring the financial reporting process of the Company, the Audit Committee has done the following:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2004 with the Company’s management, who represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States of America;

•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); and

•	received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence.

Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Donald N. Ecker, Chairman

Dennis Brown

James R. Parks

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing, analyzing and approving all the compensation programs for the Company’s executive officers and those officers’ individual salaries, bonuses and stock option grants. The Committee also makes all stock option grants for non-officer employees. During fiscal 2004, the Committee was comprised of the individuals listed at the end of this Report, none of whom is an employee or former employee of the Company, has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.

Compensation Philosophy

The general philosophy of the Company’s executive compensation program is to offer its key executives competitive compensation based both on the Company’s performance and on the employee’s individual contribution and performance. The Committee seeks to create compensation programs that will motivate and reward highly qualified executives for long-term strategic management that improves stockholder value, support a performance-oriented environment that rewards achievement of internal Company goals that are designed to be consistent with the interests of stockholders, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

It is the Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. As a result, while the Committee believes it should provide a total compensation opportunity for the Company’s executives that is above average, it seeks to place an above average amount of the total compensation opportunity at risk, making the payment of an above average amount of compensation dependent upon the Company’s performance meeting or exceeding established internal financial goals.

Compensation Program Components

The Company’s executive compensation program consists of essentially three components: base salary, annual performance bonus and stock option incentives. Each of the components is designed to be consistent with the compensation philosophy and to achieve the goals described above. The following is a discussion of each component and the items considered by the Committee when determining, for each of the executive officers, the level of each component to be provided.

Base Salary.    The base salary is intended to compensate an individual for the level of responsibility and the complexity of the tasks associated with the individual’s position with the Company, as well as the level of the individual’s performance. In setting base salaries for each executive, the Committee, uses its experience and knowledge, the knowledge of the Company’s Human Resources staff, and the recommendations of the Company’s Chief Executive Officer as well as, from time to time, input from independent compensation consultants. The Committee considers competitive market data, the relevant impact of each executive’s performance on the future growth and success of the Company, the complexity of the Company’s businesses in which the executive is involved, the overall economic environment, the overall performance of the Company and such other factors as the Committee may deem relevant to the particular executive. The Committee reviews each executive’s base salary on an annual basis. The Committee will consider changes to an executive officer’s compensation at other times if a change in the scope of the executive officer’s responsibilities justifies such consideration.

When conducting its annual review of base salaries, the Committee reviews, among other things, compensation surveys for executives in companies with sales volumes and numbers of employees comparable to that of the Company or the relevant subsidiaries of the Company. The competitive market information examined by the Committee was derived from an analysis of compensation survey data with respect to United States corporations having sales volumes between $50 million and $1 billion and employees numbering from 1,000 to 5,000. This group of companies differs from the group of companies included in the S&P Health Care Composite Index reflected in the Company’s performance graph contained elsewhere in this Proxy Statement. The survey data, compiled by national compensation consulting firms, included compensation information from at least 343 (and in one case 2,247) companies in multiple industries.

Annual Cash Bonus Incentives.    The annual cash bonus incentive is designed to align the interests of the Company’s executives with those of the Company’s stockholders by rewarding the executives only if the Company achieves its internal financial and year-over-year earnings growth goals, which if achieved should enhance stockholder value. The design of the incentive cash bonus program reflects the Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. The amount of the annual cash bonus incentive for each executive is governed by the Senior Executive Incentive Compensation Plan (the “Incentive Plan”), which the Company’s stockholders approved at the Company’s 2002 Annual Meeting of Stockholders. Under the terms of the Incentive Plan, the Incentive Plan participants receive a cash bonus equal to a predetermined percentage of their base pay times a success factor, which varies with the level of basic earnings per share achieved by the Company. The Committee established basic earnings per share goals for the Company’s 2004 fiscal year which were used to determine the size of any awards under the Incentive Plan. The Committee believes the use of basic earnings per share as a measure for determining the size of an award under the Incentive Plan closely aligns the payment of an incentive award with the interests of the Company’s stockholders.

The Company’s 2004 fiscal year was an excellent performance year for the Company. The executive officers eligible under the Incentive Plan received fiscal 2004 awards ranging from 60% to 133% of their fiscal 2004 year-end base salaries.

Stock Incentives.    The award of stock options to the Company’s executives seeks to incentivize them to sustain and enhance the Company’s long-term performance and focus the optionees’ attention on managing the Company from the perspective of an owner with an equity stake in the business. As opposed to the annual cash incentive program, which rewards the executives for a single year’s performance, the stock incentives only reward the executives if their management of the Company results in the creation of long-term stockholder value. The stock option awards are made under the Company’s 2000 Long-Term Incentive Plan (the “2000 Stock Plan”). The terms of the 2000 Stock Plan provide for incentive stock options or nonqualified stock options, as determined by the Committee, to be granted to full-time executive officers and other key employees of the Company. The Committee, which administers the 2000 Stock Plan, views stock-based compensation as a critical component of the Company’s overall executive compensation program.

While the Committee intends to employ an annual stock option grant for certain employees of the Company, the executive officers will be ineligible to participate in that program. Instead, the executive officers will generally, in the absence of a change in responsibility or other circumstances deemed significant by the Committee, only receive additional option grants after the grants previously received have fully vested.

Typically, options granted under the 2000 Stock Plan will vest in equal annual installments on each of the first four anniversaries following the grant date (provided the optionee is still an employee of the Company at that time and provided further that vesting is accelerated upon the optionee’s death, disability or retirement). Such options are granted with an exercise price equal to the market value of the Company’s common stock on the date of the grant.

The Committee did not grant stock options to any of the Company’s executive officers in fiscal 2004.

As discussed under “Proposal to Approve the Sybron Dental Specialties, Inc. 2005 Long-Term Incentive Plan,” upon the Compensation Committee’s recommendation, the Board of Directors has adopted a new stock incentive plan subject to stockholder approval at the 2005 Annual Meeting.

See “Executive Compensation—Employment Agreements” for a discussion of the employment agreements between the Company and the named executive officers and the termination agreement entered into with Gregory D. Waller in connection with his pending retirement as Vice President-Finance, Chief Financial Officer and Treasurer of the Company.

CEO Compensation and Evaluation

For fiscal year 2004, Mr. Pickrell, the Company’s Chief Executive Officer, earned a salary of $575,000 and an award under the Incentive Plan of $766,906.

When establishing Mr. Pickrell’s base salary and bonus plan for fiscal year 2004, the Committee compared them to the Committee’s compensation philosophy and the surveys and other resources described above. The Committee observed that a substantial portion of Mr. Pickrell’s annual compensation is dependent upon the financial performance of the Company through his participation in the Incentive Plan, which result is consistent with the Committee’s compensation philosophy. The Committee considered, among other things, Mr. Pickrell’s over 20 years of service with the Company and its subsidiaries, the progress made by the Company in fiscal 2003 in achieving its short term and long term goals such as: making strategic acquisitions (the Company acquired SpofaDental a.s. in August 2003 which expanded the Company’s presence in Central and Eastern Europe); developing innovative products like the LEDemetron curing light which was introduced in fiscal 2003; consistently improving the Company’s efficiency (the Company successfully consolidated several of its European facilities into its Hawe Neos facility in Switzerland); and the historical returns delivered by the Company to its stockholders compared to the returns delivered by other comparable companies. The Committee noted that the Company’s net income in fiscal 2003 was 82% higher than its fiscal 2002 net income and that the Company had surpassed its fiscal 2003 financial targets.

In addition to the foregoing, the Committee considered the change over the past year in the cost of living index and the benefit to Mr. Pickrell from the appreciation during fiscal 2003 in the value of the stock options previously granted to him as a result of his participation in the Stock Plan. It also examined those perquisites made available to Mr. Pickrell that are not generally available to the other employees of the Company, which perquisites include executive life insurance (including tax gross-up payments), an automobile allowance and the payment of the automobile’s operating expenses (including tax gross-up payments), a club membership (including tax gross-up payments), an executive physical, and the personal use of the Company’s airplane. Lastly, the Committee examined its previous adjustments to Mr. Pickrell’s compensation and benefits, noting that it did not increase Mr. Pickrell’s base salary in the Company’s 2003 fiscal year.

After completing its review and deliberations regarding Mr. Pickrell’s compensation and benefits, the Committee elected to increase Mr. Pickrell’s compensation by increasing his base salary in fiscal 2004 to $575,000, an increase of 4.5% over his base salary of $550,000 in fiscal 2003, and adjusting the manner in which he participates in the Incentive Plan by increasing his target bonus percentage from 54% to 55%. The Committee determined that its allocation of the increase in Mr. Pickrell’s compensation between the increase in his base salary and increase in his bonus potential reflected its approach of placing an above average amount of the total compensation opportunity at risk. It did not make any changes to the perquisites available to Mr. Pickrell.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits, to $1 million, the deductibility by a publicly-held corporation of compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. The Committee has taken the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy. One of the conditions is that the performance-based goals of any compensation plan are determined by a compensation committee comprised of two or more outside directors. Both the Company’s Incentive Plan and 2000 Stock Plan are administered by the Compensation Committee of the Board of Directors, which is comprised solely of directors who are “outside directors” pursuant to the requirements of Section 162(m). Another condition is stockholder approval. The Incentive Plan and the 2000 Stock Plan were approved by the Company’s stockholders at the 2002 Annual Meeting and the 2005 Long-Term Incentive Plan is being submitted for stockholder approval at the 2005 Annual Meeting.

The foregoing report on executive compensation is provided by the following directors who constitute the Compensation Committee.

William E. B. Siart, Chairman

Robert W. Klemme

Kenneth F. Yontz

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers for services rendered to the Company and its subsidiaries (collectively, the “named executive officers”) during its 2004, 2003 and 2002 fiscal years.

Long Term Compensation
						Awards		Payouts
	Annual Compensation					Restricted Stock Awards(s) ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(a)					All Other Compensation ($)(b)
Floyd W. Pickrell, Jr. President and Chief Executive Officer	2004 2003 2002	575,000 550,000 541,667	766,906 991,100 0	93,353 15,639 11,802	(c)	0 0 0	0 0 0	0 0 0	5,615 5,154 4,760

Stephen J. Tomassi Vice President - General Counsel and Secretary	2004 2003 2002	270,000 250,000 245,833	274,995 331,500 0	2,610 7,574 9,730		0 0 0	0 0 0	0 0 0	5,919 15,874 26,481

Gregory D. Waller Vice President - Finance, Chief Financial Officer and Treasurer	2004 2003 2002	270,000 250,000 245,833	274,995 331,500 0	5,678 2,610 3,583		0 0 0	0 0 0	0 0 0	5,917 5,634 5,452

Daniel E. Even President, Ormco Corporation	2004 2003 2002	270,000 230,000 229,167	274,995 304,980 0	4,910 2,610 2,610		0 0 0	0 0 0	0 0 0	6,612 5,735 5,500

Steven J. Semmelmayer President, Kerr Corporation	2004 2003 2002	270,000 250,000 245,833	161,595 331,500 0	4,968 2,610 2,610		0 0 0	0 0 0	0 0 0	4,151 4,051 4,039

(a)	Consists of tax gross-up payments - amounts reimbursed during the fiscal year for the payment of taxes with respect to personal benefits from company cars and club memberships; and, in the case of Mr. Tomassi, with respect to the imputed income referred to in note (b) below. In each, case except for Mr. Pickrell in fiscal 2004, the personal benefits do not exceed the SEC’s disclosure obligation thresholds and are therefore not included in the table.

(b)	Consists entirely of employer matching contributions to the 401(k) Plan, except in the case of Mr. Tomassi whose compensation for fiscal 2003 and fiscal 2002 includes $10,333 and $21,000, respectively, of interest imputed to his income in connection with a three-year, unsecured, interest-free loan provided to him by the Company. The loan was paid in full in September 2003.

(c)	For 2004, includes $9,838 for executive life insurance (including tax gross-up payments), $14,076 for an executive car and related expenses (including tax gross-up payments), $7,088 for club memberships (including tax gross-up payments), $451 for an executive physical, and $61,900 for personal use of Company aircraft (including tax gross-up payments).

Stock Options

Stock Option Grants.    The Company did not grant any stock options or stock appreciation rights to any of the named executive officers during fiscal 2004.

Stock Option Exercises.    The following table sets forth information for each of the named executive officers concerning individual exercises of stock options by the named executive officers during fiscal 2004 and the number and value of options outstanding at the end of fiscal 2004. The Company has granted no stock appreciation rights and, therefore, none are outstanding.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/SAR Values(a)

	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year End(#)		Value of Unexercised In-the-Money Options/SARS at Fiscal Year End($)(b)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Floyd W. Pickrell, Jr.	300,000	$4,417,114	1,092,707	124,070	16,982,582	1,800,566
Stephen J. Tomassi(c)	153,307	$3,844,537	278,593	55,832	4,659,850	810,262
Gregory D. Waller	50,000	$803,663	163,063	55,832	2,366,452	810,262
Daniel E. Even	0	0	236,615	55,832	3,551,793	810,262
Steven J. Semmelmayer	0	0	293,199	55,832	4,702,233	810,262

(a)	Consists entirely of stock options.

(b)	Based on the September 30, 2004, $29.69 closing price of Company common stock on the NYSE.

(c)	Mr. Tomassi exercised stock options for 83,307 shares by using already owned shares of Company common stock instead of cash to pay the exercise price and tax withholding; as a result the net number of shares issued to him was 44,804. Mr. Tomassi additionally exercised stock options for 70,000 shares in a broker assisted cashless exercise.

Exchange of Stock Options in the Spin-Off.    In connection with the December 11, 2000 Spin-Off (see note (b) under “Election of Directors”), the Company’s officers and employees were allowed to exchange their Apogent (Sybron International) stock options for stock options of the Company having an aggregate intrinsic value (the spread between the market value and exercise price of the option shares) equal to the aggregate intrinsic value of the Apogent stock options exchanged immediately prior to the Spin-Off and an exercise price that maintained the ratio of the exercise price per share to the market value per share of the Apogent stock options exchanged immediately prior to the Spin-Off. All of the named executive officers exchanged their outstanding Apogent stock options for the Company’s stock options in connection with the Spin-Off. For these Sybron Dental stock options, the exercise price and the number of shares of Sybron Dental common stock subject to each option were determined by adjusting the exercise price and the number of shares subject to the corresponding Apogent stock option exchanged under an adjustment formula, designed to preserve the aggregate intrinsic value and exercise price to market value relationship referred to above, based on the relationship between the trading prices on the NYSE of Apogent common stock and Sybron Dental common stock trading on a “when issued” basis, during the period of “when issued” trading ending on the date of the Spin-Off. Other than the adjustment of the exercise price and the number of shares subject to each option, the terms of the Sybron Dental stock options received in exchange for Apogent stock options are the same as the terms of the Apogent stock options for which they were exchanged. The Sybron Dental stock options issued in exchange for Apogent stock options were issued under the Company’s 2000 Long-Term Incentive Plan.

The number of Sybron Dental stock options received by each of the named executive officers in exchange for Apogent stock options and the average weighted exercise price per share were as follows: Floyd W. Pickrell, 765,374 options, $13.8765 average weighted exercise price; Stephen J. Tomassi, 279,181 options, $6.8093 average weighted exercise price; Gregory D. Waller, 45,570 options, $13.7844 average weighted exercise price; Daniel E. Even, 69,122 options, $13.7316 average weighted exercise price; and Steven J. Semmelmayer, 125,706 options, $11.8801 average weighted exercise price.

Employment Agreements

In November 2002, the named executive officers entered into new employment agreements, which superseded their previous agreements. In the new agreements, like the previous agreements, the executive officers agreed to serve in their respective executive officer capacities, and each agreed to devote his full time to the performance of his duties thereunder. The new employment agreements provide for initial base salaries, subject to annual merit increases at the discretion of the Compensation Committee, and, like the former employment agreements, provide the named executives benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company’s Senior Executive Incentive Compensation Plan. The base salaries for fiscal year 2005, effective as of October 1, 2004, for the named executive officers are as follows: Mr. Pickrell $625,000; Mr. Tomassi $290,000; Mr. Waller $270,000; Mr. Even $290,000; and Mr. Semmelmayer $275,500. See the discussion below for information regarding the agreement entered into with Mr. Waller in connection with his pending retirement.

The employment agreements may be terminated, with or without cause, by the executive upon 45 days’ advance notice to the Company or by the Company upon 90 days’ notice to the executive. Should the Company terminate the executive’s employment without “cause”, “cause,” as defined in the employment agreements, or the executive terminate the employment relationship as a result of a “constructive termination event,” as defined in the employment agreements, the Company will pay (1) any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay, any earned but unpaid bonuses for prior periods; (2) an amount equal to the incentive award that would have been earned by the executive under the Company’s Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which the executive’s employment is terminated; multiplied, however, by a percentage of the fiscal year in which the executive was actively employed; and (3) the executive’s then current monthly salary for a period of twelve months. Additionally, for a 12-month period after termination of the executive’s employment, the Company is obligated to arrange to provide the executive, if available under the Company’s benefit plans, or if not, pay to the executive an amount equal to the Company’s costs of, life, disability, accident, health insurance, and other “executive” benefits substantially similar to those which the executive was receiving or entitled to receive immediately prior to the termination. All unvested stock options or other awards will be cancelled on the date of termination.

The agreements provide the Company the right to terminate them, at any time, without advance notice, for “cause,” as defined in the employment agreements. If the Company terminates the executive’s employment for “cause,” or the executive’s employment is terminated at the request of the executive, except for “good reason” following a “change in control” or as a result of a “constructive termination event,” as those terms are defined in the employment agreements, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company’s benefit plans and all unvested stock options or other awards will be cancelled on the date of termination. The executive will generally have 90 days after the termination to exercise any vested stock options.

Upon the termination of the executive’s employment by the Company following a “change in control” or in anticipation of a “change in control” or by the executive for “good reason” following a “change in control,” the executive shall be entitled, unless such termination is effective more than twenty-four months following the occurrence of the “change in control,” a payment of an amount equal to 2.99 times the sum of (i) the executive’s annual base salary in effect at the time at which a “change in control” occurs and (ii) the greater of (a) the executive’s base salary times the executive’s target bonus amount in effect at the time at which a “change in control” occurs times a factor of 2.0 or (b) the average of the incentive awards (as that term is defined in the Senior Executive Incentive Compensation Plan) paid to the executive for the three fiscal years immediately prior to the occurrence of the “change in control.” Additionally, the Company will pay the executive any accrued but unpaid salary, expenses required to be reimbursed and any earned but unpaid bonuses for prior periods. Company benefits will continue for a period of two years and all unvested stock options or other awards will be cancelled on the date of termination. The executive will generally have 90 days after the termination to exercise any vested stock options. If there are any excise tax payments due as a result of the preceding payments, the executives will receive certain gross-up payments such that the net amount received by the executive pursuant to the agreement will not be reduced by any excise taxes.

The Company must require any successor to assume the Company’s obligations pursuant to the employment agreements. If the Company fails to do this, the executives will be entitled to the same benefits they would receive if they terminated the employment agreements on the date of succession for good reason following a change in control. The employment agreements also subject the executives to confidentiality obligations, and contain restrictions on their soliciting employees of the Company for a period of one year following termination of employment.

On November 15, 2004, the Company announced that Gregory D. Waller would be retiring as Vice President-Finance, Chief Financial Officer and Treasurer after approximately 30 years with the Company. Mr. Waller will remain in his position until at least April 1, 2005, and possibly longer depending on the progress of the Company’s search for his replacement. As a result of his anticipated retirement, the Company and Mr. Waller entered into a termination agreement regarding his employment (the “Termination Agreement”) on November 16, 2004.

Pursuant to the terms of the Termination Agreement, Mr. Waller will receive, less applicable withholding taxes: (1) his current monthly salary of $22,500 through the retirement date; and (2) a lump sum payment in the amount of $50,508, in full payment of the amount owed for accrued vacation. Further, if Mr. Waller signs, within 30 days of the retirement date, the form of release attached to the Termination Agreement (the “Release”), and does not revoke such Release, Mr. Waller will receive, less applicable withholding taxes: (1) a lump sum severance payment in the amount of $270,000; (2) an amount equal to the incentive award that would have been earned under the Company’s Senior Executive Incentive Compensation Plan for fiscal 2005; multiplied, however, by the percentage of the fiscal year in which Mr. Waller was employed; and (3) insurance coverage, for a period of one year following the retirement date, substantially similar to that which Mr. Waller was receiving or entitled to receive immediately prior to the retirement date.

Provided Mr. Waller signs the Release within the time frame discussed above, the Company will enter into the form of consulting agreement, attached to the Termination Agreement (the “Consulting Agreement”), with Mr. Waller, to be effective on April 2, 2005. Pursuant to the terms of the Consulting Agreement, Mr. Waller would act as a part-time consultant to the Company for a period of one year, but would not be required to provide such services for more than 15 hours per month. As compensation for his consulting services, Mr. Waller would receive $12,500 per month during the term of the Consulting Agreement.

Additionally, if Mr. Waller signs The Release within the indicated time frame, all of the stock options previously granted to Mr. Waller, that are exercisable on the retirement date, will be amended to allow for the exercise of the options for two years following the retirement date.

Pension Benefit Plans

Retirement Plan.    The Company has a Retirement Security Plan (the “Retirement Plan”) for certain U.S. employees who are not covered by a collective bargaining agreement, including its executive officers. The plan is a defined benefit plan under which benefits are not determined primarily by final or average final compensation and years of service. The benefit formula directly relates to annual salary, length of service and Social Security covered compensation. To the extent that pension benefits exceed the benefit limits and limits on covered compensation imposed by the Employee Retirement Income Security Act of 1974, as amended, the Company plans to make the appropriate payments under the unfunded pension plan described below as they become due. The total compensation covered by the Retirement Plan (including unfunded amounts) is the amount shown in the salary and bonus columns of the Summary Compensation Table.

Annual pension benefits expected to be distributed upon retirement (normally at age 65) to most executive officers of the Company, including the named executive officers, are equal to the sum of past and future service benefit formulas. Past service benefit (for service prior to January 1, 1987) is an amount equal to the sum of (a) 0.0105 times the average annual pay for the employee’s final three years of employment prior to January 1, 1987, up to the Social Security covered compensation for 1987, plus (b) 0.015 times the average annual pay for the employee’s final three years of employment prior to January 1, 1987, in excess of the Social Security covered compensation in 1987, which sum is multiplied by the total number of years of credited service before January 1, 1987. The amount so calculated is reduced by the amount of any benefit the participant is eligible to receive from a prior pension plan or due to participation in any prior profit sharing plan. Future service benefit (for service since January 1, 1987) for credited service not in excess of 35 years is an amount equal to the sum of all future year annual benefits calculated for each year as 0.0105 times annual pay up to the Social Security covered compensation for that year, plus 0.015 times annual pay in excess of the Social Security Covered Compensation of that year. Future service benefit for credited service in excess of 35 years is an amount equal to 0.014 times a participant’s annual salary for such year. The Company may from time to time move the past service formula to a more current date which would have the effect of increasing the amount of average compensation upon which benefits are calculated.

Unfunded Pension Plan.    The Company also maintains an unfunded, non-qualified retirement plan providing benefits to employees of the Company in excess of the limitations set forth under section 415 of the Internal Revenue Code (the “Unfunded Plan”). The executive officers named in the Summary Compensation Table and other executives are eligible to participate in the Unfunded Plan.

Under the Unfunded Plan, benefits are paid from a rabbi trust sponsored by the Company. Participants are entitled to a monthly benefit upon their retirement equal to the actuarial value of the benefit that would be payable to the participant if the provisions of the Retirement Plan dealing with limits on pensions pursuant to Internal Revenue Code section 415 were not applied.

The compensation covered by the Unfunded Plan includes salary, bonus, and deferred compensation payable to the participant for services rendered. The compensation in the salary and bonus columns of the Summary Compensation Table, above, includes each of these elements. Benefits under the Unfunded Plan are computed on a straight-life annuity basis, and are subject to an offset of the actuarial value of benefits payable to participants under the terms of the Retirement Plan.

Projected Pension Benefits.    The annual projected pension benefits at age 65 reflected below are calculated by using the actual accrued benefits through the most recent fiscal year and a projected benefit using the individual’s fiscal year earnings assuming no future increases in base salaries or bonuses paid.

Bonus payments have a significant impact on the pension projections stated below. The annual bonus payments are linked to the Company’s financial results and can fluctuate up or down depending on the annual performance of the Company. For example, a poor performance year would generate a lower bonus payout and thereby could understate the projected annual retirement benefit on a going forward basis. Conversely, an exceptional performance year would generate a significantly higher bonus payout and thereby could overstate the projected annual retirement benefit.

The following table illustrates the projected annual pension benefits payable for life (without provision for survivor pension) from the Retirement Plan and, where applicable, the Unfunded Plan described above, upon retirement at age 65, to the executive officers named in the Summary Compensation Table.

Name of Individual	Assumed Projected Annual Retirement Benefit at Age 65*	Additional Years Of Service	Full Years of Service as of September 30, 2004
Floyd W. Pickrell, Jr.	$296,340	6	31
Stephen J. Tomassi	$160,549	13	16
Gregory D. Waller	$148,789	10	22
Daniel E. Even	$165,502	13	25
Steven J. Semmelmayer	$168,532	18	25

*	Assumes no salary increases.

PROPOSAL TO APPROVE THE SYBRON DENTAL SPECIALTIES, INC.

2005 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

On December 17, 2004, the Board of Directors adopted the Sybron Dental Specialties, Inc. 2005 Outside Directors’ Stock Option Plan (the “Directors’ Plan”), to become effective upon its approval by the stockholders at the 2005 Annual Meeting. The terms of the Directors’ Plan are similar to those of the 2000 Outside Directors’ Stock Option Plan (the “2000 Directors’ Plan”), which will expire on September 30, 2005. As of September 30, 2004, of the 300,000 shares authorized for issuance pursuant to the 2000 Directors’ Plan, 50,000 shares have been issued, 190,000 shares are subject to outstanding options and 60,000 shares are available for additional automatic annual grants, the next of which will occur upon the meeting of the Board of Directors following the Annual Meeting. Accordingly, it is deemed advisable to approve the Directors’ Plan to enable director option grants to continue past the Annual Meeting of Stockholders. If the Directors’ Plan is approved by the stockholders, the first option grants thereunder will automatically be made at the meeting of the Board of Directors immediately following the 2006 Annual Meeting of Stockholders. The purpose of the Directors’ Plan is to provide an incentive for directors of the Company who are not active full-time employees of the Company or a subsidiary (“Outside Directors”) to improve corporate performance on a long-term basis. Options granted under the Directors’ Plan will be nonqualified stock options (“NSOs”) for income tax purposes. The Board of Directors has directed Company management to seek stockholder approval of the following resolution:

RESOLVED, that the 2005 Outside Directors’ Stock Option Plan, in the form presented, is hereby approved and adopted in its entirety.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2005 OUTSIDE DIRECTORS’ STOCK OPTION PLAN.

The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting is required for approval, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. A copy of the full text of the Directors’ Plan is attached as Exhibit A to this Proxy Statement. The principal features of the Directors’ Plan are summarized below. Such summary is qualified in its entirety by reference to the terms of the Directors’ Plan as set forth in Exhibit A.

Principal Terms

The Directors’ Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) or any successor committee.

A maximum of 350,000 shares of Company common stock may be issued pursuant to the exercise of options granted under the Directors’ Plan. Shares subject to and not issued under an option which expires, terminates or is canceled for any reason shall again become available for the granting of options. The exercise price at which shares may be purchased under each option shall be 100% of the Fair Market Value (as defined in the Directors’ Plan) of Company common stock on the date the option is granted. In the event of a stock dividend, stock split, recapitalization or other similar change affecting Company common stock, the aggregate number and kind of shares for which options may thereafter be granted under the Directors’ Plan and the number, kind and exercise price of shares subject to outstanding options shall be appropriately adjusted.

On December 22, 2004, the closing price of Company common stock on the New York Stock Exchange was $35.09 per share.

The granting of options is automatic under the Directors’ Plan, as it is under the 2000 Directors’ Plan. All of the present directors except Mr. Pickrell (who is an active full-time employee) and Mr. Siart (who is resigning from the Board effective December 31, 2004), including Messrs. Yontz and Brown, assuming they are re-elected, will receive an option for 10,000 shares under the 2000 Directors’ Plan at the meeting of the Board of Directors following the Annual Meeting. If the Directors’ Plan is approved by the stockholders, upon the first meeting of the Company’s Board of Directors following the annual meeting of stockholders in 2006, 2007, 2008, 2009, and 2010 each person then serving the Company as an Outside Director shall automatically be granted an option to purchase 10,000 shares (subject to adjustment for changes affecting the common stock as described above).

See “Proposal to Approve the Sybron Dental Specialties, Inc. 2005 Long-Term Incentive Plan—New Plan Benefits,” for a tabular summary of stock options to be granted under the 2005 Directors’ Plan with respect to the present directors of the Company, assuming five current Outside Directors are serving as such at the time of the first meeting of the Board following the 2006 Annual Meeting of Stockholders, if the 2005 Directors’ Plan is approved by stockholders.

If at any time there are not sufficient available shares under the Directors’ Plan to grant each Outside Director an option to purchase the number of shares specified, each Outside Director shall receive an option to purchase an equal number of the remaining available shares, determined by dividing the remaining available shares by the number of Outside Directors.

Each option granted under the Directors’ Plan will be evidenced by a stock option agreement between the Company and the grantee containing the terms and conditions required by the Directors’ Plan and such other terms and conditions, not inconsistent therewith, as the Committee may deem appropriate. Each stock option granted under the Directors’ Plan will be exercisable immediately upon grant. All rights to exercise an option will terminate upon the earlier of ten years from the date of grant or two years from the date the grantee ceases to be a director of the Company.

Each option may be exercised in whole or in part from time to time as specified in the stock option agreement. The exercise price must be paid in full at the time of exercise. Such payment may be made either in cash or by delivering shares of Company common stock which the optionee or the optionee’s spouse or both have beneficially owned for a least six months prior to the time of exercise (“Delivered Stock”), or a combination of cash and Delivered Stock.

Generally, an option granted under the Directors’ Plan may not be transferred except by will or the laws of descent and distribution. However, the Committee has the discretion to grant stock options that are transferable to family members of the grantee or to trusts or partnerships for such family members, and may amend outstanding options to provide for such transferability. Each grantee may designate a beneficiary from time to time who shall be entitled to exercise any options held by the grantee upon death. If no such designation has been made, the personal representative of the grantee’s estate or the person(s) to whom the option is transferred by will or the laws of descent and distribution may exercise the option.

Options may be granted under the Directors’ Plan until September 30, 2010. On that date, the Directors’ Plan will expire except as to options then outstanding, which shall remain in effect until they have been exercised or have expired. The Directors’ Plan may be terminated at any time by the Board of Directors except with respect to any options then outstanding.

With the approval of the Board of Directors, the Committee may, at any time, terminate, amend or modify the Directors’ Plan; provided that such amendment, modification, or termination will require the approval of the stockholders of the Company if such approval is required by the Internal Revenue Code, by the insider trading rules of Section 16 of the Securities Exchange Act of 1934, by any national securities exchange or system on which Company common stock is then listed or reported, or by a regulatory body having jurisdiction with respect thereto.

Certain Federal Income Tax Consequences

The following is a brief summary of the Company’s understanding of the principal federal income tax consequences of grants made under the Directors’ Plan based upon the applicable provisions of the Internal Revenue Code in effect on the date hereof.

An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of an NSO.

When the NSO exercise price is paid in Delivered Stock, the exercise is treated as: (a) a tax free exchange of the shares of Delivered Stock (without recognizing any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the “spread” between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee’s basis in the additional shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period of such shares will begin on the day the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

Accounting Treatment of Options

Under existing accounting rules, the Company incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of Company common stock on the date of grant. However, in the footnotes to the Company’s annual financial statements, the Company sets forth pro forma net income and earnings per share amounts which are calculated as if the Company had elected to recognize compensation expense equal to the fair value of the option on the grant date based on the Black-Scholes option pricing model. On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FAS 123(R), to be known as Share-Based Payment. The new standard will require companies to recognize compensation cost for stock options and other stock-based awards based on their fair value, generally measured at the date of grant. The Company is required to adopt FAS 123(R) in the first fiscal quarter beginning after June 15, 2005.

PROPOSAL TO APPROVE THE SYBRON DENTAL SPECIALTIES, INC.

2005 LONG-TERM INCENTIVE PLAN

On December 17, 2004, the Board of Directors approved and adopted the Sybron Dental Specialties, Inc. 2005 Long-Term Incentive Plan (the “Stock Plan”), subject to approval by the stockholders. The terms of the Stock Plan are similar to those of the 2000 Long-Term Incentive Plan (the “2000 Stock Plan”). Stock option grants will continue to be made from the 2000 Stock Plan until no shares are available for additional grants. As of September 30, 2004, of the 5,450,000 shares authorized for issuance pursuant to the 2000 Stock Plan, 1,338,461 shares have been issued, 3,704,399 shares are subject to outstanding options and 407,140 shares are available for additional grants.

The principal objectives of the Stock Plan are to promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders and providing participants with long-term incentives for outstanding performance. The Board of Directors has directed Company management to seek stockholder approval of the following resolution:

RESOLVED, that the 2005 Long-Term Incentive Plan, in the form presented, is hereby approved and adopted in its entirety.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2005 LONG-TERM INCENTIVE PLAN.

The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting is required for approval, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. A copy of the full text of the Stock Plan is attached as Exhibit B to this Proxy Statement. The principal features of the Stock Plan are summarized below. Such summary is qualified in its entirety by reference to the terms of the Stock Plan as set forth in Exhibit B.

Principal Terms

Under the Stock Plan, nonqualified stock options (as defined below) may be granted to any full-time, non-union employee who contributes significantly to the management, development and operations of the Company or any of its subsidiaries (as determined by the Committee), including any employee who is a member of the Board of Directors, but excluding any director who is not an employee of the Company or any of its subsidiaries. It is anticipated that, for fiscal 2005, the number of employees that will receive stock options under the Stock Plan will be approximately 60. The number of awards made pursuant to the Stock Plan is subject to the discretion of the Compensation Committee of the Board.

The total number of shares of the Company’s common stock authorized for issuance under the Stock Plan is 4,000,000. Shares available for an award under the Stock Plan may be either authorized but unissued or reacquired shares. If any award is canceled, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the Stock Plan, subject to such rules and regulations as may be promulgated by the Compensation Committee of the Board of Directors (the “Committee”).

In the event of a stock dividend, stock split, recapitalization or other similar change affecting the Company’s common stock, the aggregate number and kind of shares for which awards may thereafter be granted under the Stock Plan and the number, kind and exercise price of shares subject to outstanding awards shall be appropriately adjusted.

The Stock Plan will become effective upon its approval by the stockholders at the 2005 Annual Meeting of Stockholders and will remain in effect, subject to the right of the Board of Directors to terminate it, until all shares subject to the Stock Plan have been purchased or acquired. In no event, however, may a grant be made under the Stock Plan on or after the ten year anniversary of the 2005 Annual Meeting of Stockholders.

The Stock Plan is administered by the Committee, the members of which are intended to qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee has authority to determine the size, the recipients and the terms and conditions of awards under the Stock Plan, and to establish rules and regulations for the Stock Plan’s administration. With the approval of the Board, the Committee may, at any time, terminate, amend or modify the Stock Plan; provided that such amendment, modification or termination will require the approval of the stockholders of the Company if, among other things, such approval is required by any national securities exchange or system on which the Company’s shares are then listed or reported or by a regulatory body having jurisdiction.

Stock options may be granted to employees at any time as determined by the Committee. The Committee has discretion in determining the number of shares subject to any options granted; provided, however, that the number of options that may be awarded to any employee during any fiscal year is limited to 1,000,000. Options granted under the Stock Plan will be options that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“nonqualified stock options” or “NSOs”). As stated in the “Compensation Committee Report on Executive Compensation” in this Proxy Statement, the Committee has indicated that it generally does not intend to grant awards to the Company’s executive officers until the grants previously received have fully vested.

The exercise price of an option granted under the Stock Plan is determined by the Committee; but the exercise price may not be less than 100% of the fair market value (as defined in the Plan) of the underlying common stock on the date of grant. On December 22, 2004, the closing price of the Company common stock on the New York Stock Exchange was $35.09. Options granted under the Stock Plan may be exercisable at such times and subject to such restrictions and conditions as the Committee in each instance approves. However, except as otherwise determined by the Committee or provided in the Stock Plan, each option shall not become exercisable until the fifth anniversary of the date the option is granted. No option granted under the Stock Plan may be exercisable later than the tenth anniversary date of its grant. Options may be exercised by the delivery of written notice of exercise to the Company, setting forth the number of shares with respect to which the option is to be exercised, accompanied by payment in full of the exercise price. The exercise price may be paid either (i) in cash, (ii) with the Committee’s consent, by tendering previously acquired shares held for at least six months and having a fair market value at the time of exercise equal to the full exercise price, or (iii) in any combination of the foregoing. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, or by any other means the Committee determines to be consistent with the Stock Plan’s purpose. Special provisions are contained in the Stock Plan covering termination of employment, death or disability of any employee who has outstanding an option granted under the Stock Plan, as well as the occurrence of a change in control of the Company. All options are exercisable only by the optionee during the lifetime of the optionee and options may not be sold, transferred or assigned, other than by will or by the laws of descent and distribution. However, the Committee has the discretion to waive the transferability restriction.

Certain Federal Income Tax Consequences

The following is a brief summary of the Company’s understanding of the principal federal income tax consequences of grants made under the Stock Plan based upon the applicable provisions of the Internal Revenue Code in effect on the date hereof.

An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of an NSO.

When the NSO exercise price is paid in Delivered Stock, the exercise is treated as: (a) a tax free exchange of the shares of Delivered Stock (without recognizing any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the “spread” between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee’s basis in the additional shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period of such shares will begin on the day the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

Accounting Treatment of Options

Under existing accounting rules, the Company incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of Company common stock on the date of grant. However, in the footnotes to the Company’s annual financial statements, the Company sets forth pro forma net income and earnings per share amounts which are calculated as if the Company had elected to recognize compensation expense equal to the fair value of the option on the grant date based on the Black-Scholes option pricing model. On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FAS 123(R), to be known as Share-Based Payment. The new standard will require companies to recognize compensation cost for stock options and other stock-based awards based on their fair value, generally measured at the date of grant. The Company is required to adopt FAS 123(R) in the first fiscal quarter beginning after June 15, 2005.

New Plan Benefits

The number of awards to be made pursuant to the Stock Plan is subject to the discretion of the Committee; however, the following table summarizes the anticipated approximate option grants following the 2005 Annual Meeting, if the Stock Plan is approved by stockholders. The table also summarizes stock options to be granted under the 2005 Directors’ Plan with respect to the present directors of the Company, assuming five current Outside Directors are serving as such at the time of the first meeting of the Board following the 2006 Annual Meeting of Stockholders, if the 2005 Directors’ Plan is approved by stockholders.

Name and Position	Number of Shares of Company Common Stock Subject to Anticipated 2005 Option Grants Under Stock Plan	Number of Shares of Company Common Stock Subject to Anticipated 2006 Option Grants Under Directors’ Plan
Floyd W. Pickrell, Jr. President and Chief Executive Officer	200,000	0
Stephen J. Tomassi Vice President - General Counsel and Secretary	138,889	0
Gregory D. Waller Vice President - Finance, Chief Financial Officer and Treasurer	0	0
Daniel E. Even President, Ormco Corporation	138,889	0
Steven J. Semmelmayer President, Kerr Corporation	138,889	0
Kenneth F. Yontz	0	10,000
Dennis Brown	0	10,000
William E. B. Siart	0	0
James R. Parks	0	10,000
Donald N. Ecker	0	10,000
Robert W. Klemme	0	10,000
All current executive officers as a group (8 persons)	950,000	0
All current directors who are not executive officers (6 persons)	0	50,000
All employees, including all current officers who are not executive officers	2,161,114	0

EQUITY COMPENSATION PLAN INFORMATION

Excluding the Company’s 2005 Outside Directors’ Stock Option Plan and the Company’s 2005 Long-Term Incentive Plan, which are being submitted for stockholder approval at the Annual Meeting, the Company has four equity compensation plans. Three of the plans, the 2000 Long-Term Incentive Plan, the 2000 Outside Directors’ Stock Option Plan, and the Employee Stock Purchase Plan were approved by the Company’s stockholders. One of the plans, the 2001 Long-Term Incentive Plan has never been submitted to the stockholders for approval and therefore has not been approved by the Company’s stockholders. A description of the 2001 Long-Term Incentive Plan, as well as the three other equity compensation plans, is contained in Note 13 of the “Notes to Consolidated Financial Statements” in Item 8-“Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended September 30, 2004, and is incorporated herein by reference. The following table gives information about common stock that may be issued under all of the Company’s existing equity compensation plans as of September 30, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders	3,894,399	(1)	$15.34	914,034	(2)
Equity compensation plans not approved by security holders	839,399	(3)	18.54	54,178

Total	4,733,798		$15.91	968,212

(1)	Represents options to purchase the Company’s common stock granted under the Company’s 2000 Long-Term Incentive Plan and its 2000 Outside Directors’ Stock Option Plan.

(2)	Includes 446,894 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	Represents options to purchase the Company’s common stock granted under the Company’s 2001 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Spin-Off Transactions

In order to effect the Spin-Off, Apogent and the Company entered into a number of interrelated agreements which define the ongoing relationship between the parties after the Spin-Off. Because these agreements were negotiated while the Company was a wholly owned subsidiary of Apogent, they are not the result of negotiations between independent parties. Those agreements for which there are on-going obligations by Apogent and the Company are described below:

Assignment and Assumption Agreement.    Pursuant to the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities, in general the Company and its U.S. subsidiaries will indemnify Apogent and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of the dental business, including discontinued operations within the dental business. Similarly, Apogent and its U.S. subsidiaries will indemnify the Company and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of its laboratory business, including discontinued operations within the laboratory business, and other items not transferred to the Company. In circumstances in which any liability of Apogent and the Company is joint, the parties will share responsibility for such liability on a mutually agreed upon basis consistent with the allocation of the business segments.

Insurance Matters Agreement.    The Insurance Matters Agreement governs the rights and obligations of Apogent and the Company with respect to various pre-existing contracts insuring Apogent and covering risks associated with, or arising out of, Apogent’s dental business. The types of policies covered by the Insurance Matters Agreement include, without limitation, automobile liability, comprehensive and general liability. The Insurance Matters Agreement also establishes certain procedures for dealing with pending litigation, new litigation and the resolution of disputes between the parties concerning that agreement.

Tax Indemnification Agreement.    The Tax Sharing and Indemnification Agreement governs the allocation of certain tax responsibilities between Apogent and its subsidiaries on the one hand and the Company and its subsidiaries on the other hand after the Spin-Off. The Tax Indemnification Agreement defines each company’s rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the business operations for tax years (or portions thereof) ending on or prior to the Spin-Off and with respect to certain tax attributes of the companies after the Spin-Off. The Tax Indemnification Agreement also specifies the parties’ respective obligations in connection with any audit or investigation concerning any federal, state or other taxes or in the event the Spin-Off is subsequently determined not to qualify as tax-free for U.S. federal income tax purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, its executive officers, and persons who beneficially own more than 10% of the Company’s common stock are required to report their initial ownership of Company common stock and subsequent changes in that ownership to the SEC and the NYSE. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during the most recent fiscal year. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2004.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee on behalf of the Company has selected the public accounting firm of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Stockholder proposals for the 2006 Annual Meeting of Stockholders of the Company must be received no later than September 1, 2005 at the Company’s principal executive offices, 1717 West Collins Avenue, Orange, California 92867, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s annual meeting proxy material under the SEC’s proxy rules. Under the Company’s Bylaws, written notice of stockholder proposals for the 2006 Annual Meeting of Stockholders of the Company which are not intended to be considered for inclusion in next year’s annual meeting proxy material (stockholder proposals submitted outside the processes of Rule 14a-8) must be received no later than December 10, 2005 and no earlier than November 10, 2005 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

STEPHEN J. TOMASSI

Secretary

December 30, 2004

A copy (without exhibits) of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended September 30, 2004 has been provided with this Proxy Statement. The Company will provide to any stockholder, without charge, upon written request of such stockholder, an additional copy of such Annual Report. Such requests should be addressed to Diane Thomas, Sybron Dental Specialties, Inc., 1717 West Collins Avenue, Orange, California 92867.

EXHIBIT A

SYBRON DENTAL SPECIALTIES, INC.

2005 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

I.    INTRODUCTION

1.01    Purpose.    This plan shall be known as the Sybron Dental Specialties, Inc. 2005 Outside Directors’ Stock Option Plan (the “Directors’ Plan”). The purpose of the Directors’ Plan is to provide an incentive for Outside Directors of Sybron Dental Specialties, Inc. to improve corporate performance on a long-term basis. It is intended that the Directors’ Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). If any provision of the Directors’ Plan or any grant hereunder would disqualify the Directors’ Plan or such grant under, or would not comply with, Rule 16b-3 (or any successor rule), such provision or grant shall be construed or deemed amended to conform to Rule 16b-3.

1.02    Effective Date.    The Directors’ Plan shall be effective as of February 8, 2005 upon its approval by the stockholders at the 2005 annual meeting of stockholders.

II.    PLAN DEFINITIONS

2.01    Definitions.    For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a)    “Board” shall mean the Board of Directors of the Company.

(b)    “Committee” shall have the meaning ascribed to such term in Section 4.01 hereof.

(c)    “Company” shall mean Sybron Dental Specialties, Inc., a Delaware corporation, or any successor thereto as provided in Section 6.07 hereof.

(d)    “Company Stock” shall mean the Company’s common stock, par value $.01 per share, and such other stock and securities as may be substituted therefor pursuant to Section 3.02 hereof.

(e)    “Director” shall mean any individual who is a member of the Board.

(f)    “Fair Market Value” means the average of the highest and lowest quoted selling prices for the Company Stock on the relevant date, or (if there were no sales on such date) the average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

(g)    “Grantee” shall mean any person who has been granted an option under the Directors’ Plan.

(h)    “Outside Director” shall mean a Director who is not also an active full-time employee of the Company or a corporation in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III.    SHARES SUBJECT TO OPTION

3.01    Available Shares.    The total number of shares of Company Stock that may be issued under the Directors’ Plan shall not exceed Three Hundred Thousand (350,000) shares. Shares subject to and not issued under an option which expires, terminates, or is canceled for any reason under the Directors’ Plan shall again become available for granting of options.

3.02    Changes in Common Stock.    If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be granted under the Directors’ Plan shall be proportionately and appropriately adjusted and the number and kind of shares then subject to options under the Directors’ Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.    ADMINISTRATION

4.01    Administration by the Committee.    The Directors’ Plan shall be administered by the Compensation Committee (the “Committee”) of the Board (or any successor committee) which shall have the power, subject to and within the limits of the express provisions of the Directors’ Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Directors’ Plan; provided, however, that the Committee may not re-price, or cancel and re-grant, any option to reduce the option price.

V.    STOCK OPTIONS

5.01    Option Agreements.    Each option granted under the Directors’ Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article V, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. The holder of an option shall not have any rights as a shareholder with respect to the shares covered by an option until such shares have been delivered to him or her.

5.02    Option Grant Size and Grant Date.

(a)    Automatic Grants.    Upon the first meeting of the Board following the Company’s 2006, 2007, 2008, 2009 and 2010 annual meetings of stockholders, each person then serving the Company as an Outside Director shall automatically be granted a nonqualified stock option to purchase Ten Thousand (10,000) shares, subject to adjustment under Section 3.02 hereof.

(b)    Special Rule.    If at any time there are not sufficient available shares under the Directors’ Plan to grant each Outside Director an option to purchase the number of shares provided above, each Outside Director shall receive an option to purchase an equal number of the remaining available shares, determined by dividing the remaining available shares by the number of Outside Directors.

5.03    Exercise Price.    The price at which each share of Company Stock covered by an option may be purchased shall be one hundred percent (100%) of the Fair Market Value of the Company Stock on the date the option is granted.

5.04    Period for Exercise of Options.    Each stock option granted under this Plan shall be exercisable immediately upon grant. All rights to exercise an option shall terminate upon the earlier of (a) ten (10) years from the date the option is granted, or (b) two (2) years from the date the Grantee ceases to be a Director.

5.05    Method of Exercise.    Subject to Section 5.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the exercise price therefor. The exercise price may be paid in cash, by check, or by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee’s spouse, or both of them for a period of at least six months prior to the time of exercise (“Delivered Stock”) or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder.

VI.    GENERAL

6.01    Nontransferability.    No option granted under the Directors’ Plan shall be transferable or assignable except by last will and testament or the laws of descent and distribution; provided, however, that the Committee may, in its discretion, grant stock options that are transferable to family members of the Grantee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability. In the event of the Grantee’s death, the Grantee’s beneficiary designated pursuant to Section 6.08 hereof or, in the absence of any such designation, the personal representative of the Grantee’s estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution may exercise the option in accordance with its terms.

6.02    General Restriction.    Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

6.03    Expiration and Termination of the Directors’ Plan.    Options may be granted under the Directors’ Plan at any time and from time to time, prior to September 30, 2010, the date on which the Directors’ Plan will expire, except as to options then outstanding under the Directors’ Plan, which shall remain in effect until they have been exercised or have expired. The Directors’ Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Directors’ Plan.

6.04    Amendment, Modification and Termination.    With approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Directors’ Plan. However, no such amendment, modification, or termination of the Directors’ Plan may be made without the approval of the stockholders of the Company, if such approval is required by the Internal Revenue Code of 1986, as amended, by the insider trading rules of Section 16 of the Securities Exchange Act of 1934, by any national securities exchange or system on which the Company Stock is then listed or reported, or by a regulatory body having jurisdiction with respect thereto. No termination, amendment, or modification of the Directors’ Plan shall in any material manner adversely affect any option previously granted under the Directors’ Plan, without the written consent of the Grantee holding such option.

Notwithstanding anything to the contrary in this Plan, neither the Committee nor the Board shall amend the Directors’ Plan to (i) materially increase the benefits occurring to participants under the Directors’ Plan, (ii) materially increase the aggregate number of securities that may be issued under the Directors’ Plan, or (iii) materially modify the requirements as to eligibility for participation in the Directors’ Plan, without the approval of the Company’s stockholders, when that approval is required by applicable law, or deemed necessary or advisable by the Committee.

6.05    Withholding Taxes.    The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Directors’ Plan. With respect to tax withholding which may be required upon the exercise of options, Grantees may elect, subject to the approval of the Committee, to satisfy such withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined, equal to the minimum marginal total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Grantee.

6.06    Construction.    Except as otherwise required by applicable federal laws, the Directors’ Plan shall be governed by, and construed in accordance with, the laws of the state of the Company’s incorporation.

6.07    Successors.    All obligations of the Company under the Directors’ Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.08    Beneficiary Designation.    Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who shall be entitled to exercise his or her options in accordance with their terms in the event of his or her death before he or she exercises all of his or her outstanding options. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Human Resource Department of the Company during the Grantee’s lifetime.

EXHIBIT B

SYBRON DENTAL SPECIALTIES, INC.

2005 LONG-TERM INCENTIVE PLAN

B-i

SYBRON DENTAL SPECIALTIES, INC.

2005 LONG-TERM INCENTIVE PLAN

B-ii

SYBRON DENTAL SPECIALTIES, INC.

2005 LONG-TERM INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment of the Plan and Effective Date.    Sybron Dental Specialties, Inc., a Delaware corporation (the “Company”), hereby establishes a long-term incentive plan to be known as the “Sybron Dental Specialties, Inc. 2005 Long-Term Incentive Plan” (the “Plan”). The Plan permits the granting of Nonqualified Stock Options to Employees of the Company.

The Plan shall be effective as of February 8, 2005 (the “Effective Date”) upon its approval by the stockholders at the 2005 annual meeting of stockholders.

1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company stockholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3    Duration of the Plan.    The Plan commenced on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan’s Effective Date.

ARTICLE 2

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options.

(b)    “Award Agreement” means an agreement entered into by the Company and each Participant, as described in Section 6.2 herein.

(c)    “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)    “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)    “Cause” means fraud, dishonesty, competition with the Company, unauthorized use of the Company’s trade secrets or confidential information, or continued gross neglect by the Employee of the duties assigned to him or her by the Board or the Company (if such neglect continues for thirty (30) days after notice by the Board or the Company to the Employee specifying the duties being neglected by Employee).

(f)    “Change in Control” of the Company shall be deemed to have occurred if:

(i)    any Person (but excluding the Company or any of its affiliates, a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, an underwriter temporarily holding securities pursuant to an offering of securities or any company owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the Company) is or becomes the Beneficial Owner, directly or indirectly (other than where such acquisition occurs in connection with a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof), of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding securities acquired directly from the Company or any of its affiliates;

(ii)    during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, provided that a director whose initial assumption of office is in connection with an actual or threatened election contest would not be deemed an approved director for purposes of determining whether approved directors have ceased to constitute a majority of the Board;

(iii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof, or other than a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (subject to the same exclusions as set forth in subsection (i) above) is or becomes the Beneficial Owner, directly or indirectly, of securities in the Company (excluding securities acquired by such person directly from the Company or any of its affiliates), representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

(i)    “Company” means Sybron Dental Specialties, Inc., a Delaware corporation, and, with respect to Participants or Employees, any and all Subsidiaries, or any successor thereto as provided in Section 11.4 herein.

(j)    “Director” means any individual who is a member of the Board of Directors of the Company.

(k)    “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(l)    “Employee” means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)    “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

(o)    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6 herein, which is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

(p)    “Option” means a Nonqualified Stock Option.

(q)    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(r)    “Participant” means an Employee of the Company who has outstanding an Option granted under the Plan.

(s)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(t)    “Retirement” shall have the meaning ascribed to such term in the tax-qualified retirement plan of the Company.

(u)    “Shares” means the shares of common stock of the Company.

(v)    “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof.

ARTICLE 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

It is intended that the Committee members shall, at all times, qualify as “non-employee directors” pursuant to Rule 16b-3 under the Exchange Act and as “outside directors” pursuant to the requirements of Section 162(m) of the Code. However, the failure to so qualify shall not affect the validity of any Awards made or other actions taken by the Committee in accordance with the provisions of the Plan. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Section 162(m).

3.2    Authority of the Committee.    The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size of grants of Awards; to determine the terms and conditions of such Award grants in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; provided, however, that the Committee may not re-price, or cancel and re-grant, any Option to reduce the Option Price. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders and resolutions of the Board of Directors, shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for issuance under the Plan is 4,000,000. These Shares may be either authorized but unissued or reacquired Shares. The maximum number of Shares which may be covered by Awards issued to any Employee may not exceed 1,000,000 Shares during any fiscal year.

4.2    Lapsed Awards.    If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, then, subject to such rules and regulations as may be promulgated by the Committee with respect thereto, any Shares subject to such Award may again be available for the grant of any Award under the Plan.

4.3    Adjustments in Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award granted shall always be a whole number.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1    Eligibility.    Persons eligible to participate in the Plan include those Employees who contribute significantly to the management, development and operations of the Company, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted, and shall determine the nature and amount of each Award grant.

ARTICLE 6

STOCK OPTIONS

6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

6.3    Option Price.    The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

6.4    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5    Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that except as otherwise determined by the Committee or provided herein, each Option shall not become exercisable until the fifth anniversary of the date the Option is granted. No Option may be exerciseable later than the tenth anniversary of the date the Option is granted.

6.6    Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) with the Committee’s consent, by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) with the Committee’s consent, by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7    Restrictions on Share Transferability.    The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment.    If the employment of a Participant shall terminate for any reason other than Cause, all Options held by the Participant, which are not vested as of the effective date of employment termination, immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate. Further, the Committee, in its sole discretion, shall have the right to extend the maximum exercise period which may be permitted following employment termination up to but not beyond the scheduled expiration date of the Option.

Except as otherwise determined by the Committee, Options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination and ending: (a) one (1) year following such date in the case of termination by reason of Death, Disability, or Retirement; and (b) three (3) months following such date in the case of termination for any other reason (and other than for Cause). However, in no event shall the exercise period extend beyond the scheduled expiration date of the Option.

6.9    Termination for Cause.    If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company, and no additional exercise period shall be allowed, regardless of the vested status of the Options.

6.10    Non-transferability of Options.    No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the Committee shall have discretion to waive this restriction, in whole or in part, so long as any such waiver is permitted in a plan exempt from short-swing profit liability pursuant to Rule 16b-3 under the Exchange Act.

ARTICLE 7

CHANGE IN CONTROL

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 11.7 herein, any and all Options granted hereunder shall become immediately exercisable, and shall remain as such for the duration of their term. In addition, subject to Article 8 herein, the Committee shall have the authority to make any modifications to Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 8

AMENDMENT, MODIFICATION, AND TERMINATION

8.1    Amendment, Modification and Termination.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, no such amendment, modification, or termination of the Plan may be made without the approval of the stockholders of the Company, if such approval is required by the Internal Revenue Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto.

Notwithstanding anything to the contrary in this Plan, neither the Committee nor the Board shall amend the Plan to (i) materially increase the benefits accrued to participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan, without the approval of the Company’s stockholders, when that approval is required by applicable law, or deemed necessary or advisable by the Committee.

8.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall in any material manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 9

WITHHOLDING

9.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, lapsing of restrictions, or payment made under or as a result of the Plan.

9.2    Share Withholding.    With respect to tax withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum marginal total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

ARTICLE 10

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who shall be entitled to exercise his or her vested Options in the event of his or her death before he or she exercises all vested Options. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Human Resource Department of the Company during the Participant’s lifetime. In the absence of any such designation, vested Options which have not been exercised prior to the Participant’s death may be exercised by the administrator of the Participant’s estate.

ARTICLE 11

MISCELLANEOUS

11.1    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

11.2    Participation.    No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

11.3    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.4    Successors.    All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.5    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.6    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.7    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.8    Securities Law Compliance.    Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

11.9    Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Company’s state of incorporation.

SDS-PS-05

SYBRON DENTAL SPECIALTIES, INC.

2005 Annual Meeting of Stockholders

February 8, 2005

11:00 a.m. P.S.T.

You May Vote by Telephone, by Internet, or by Mail

(see instructions on reverse side)

YOUR VOTE IS IMPORTANT

DETACH HERE	ZSDS22

PROXY

SYBRON DENTAL SPECIALTIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Floyd W. Pickrell, Jr., Gregory D. Waller and Stephen J. Tomassi, or any of them, with the power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc. to be held in Indian Wells, California, on Tuesday, February 8, 2005, at 11:00 a.m., Pacific Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present at the Annual Meeting on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

SYBRON DENTAL SPECIALTIES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/syd	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not return your Proxy Card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSDS21

☒	Please mark votes as in this example.	#SDS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” THESE PROPOSALS.

1.	ELECTION OF DIRECTORS:
	Nominees:	(01) Dennis Brown and (02) Kenneth F. Yontz

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
For all nominees except as noted below
	☐	______________________________
						FOR	AGAINST	ABSTAIN

2.	Approval of Sybron Dental Specialties, Inc.’s 2005 Outside Directors’ Stock Option Plan.					☐	☐	☐

3.	Approval of Sybron Dental Specialties, Inc.’s 2005 Long-Term Incentive Plan.					☐	☐	☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT							☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer.

Signature: _______________________	Signature: ____________________	Date: _______________________